UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California		91301
(Address of principal executive offices)		(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On June 30, 2009, THQ Inc. (the “Registrant”) entered into a Loan and Security Agreement (the “Credit Facility”) with Bank of America, N.A. (“B of A”), as agent, and the lenders party thereto from time to time.  The Credit Facility provides for a $35 million revolving credit facility, which can be increased to $50 million, subject to lender consent, pursuant to a $15 million accordion feature, and includes a $15 million letter of credit subfacility.

The Credit Facility has a three-year term and bears interest at a floating rate equivalent to, at the option of the Registrant, either the base rate plus a spread of 1.0% to 2.5% or LIBOR plus 2.5% to 4.0%, depending on the Registrant’s fixed charge coverage ratio.  The Registrant has paid a $350,000 closing fee and will be required to pay other customary fees, including an unused line fee based on usage under the Credit Facility.   Borrowings under the Credit Facility are conditioned on the Company maintaining a certain fixed charge coverage ratio and a certain liquidity level, as set forth in the Credit Facility.

The Credit Facility is guaranteed by most of the Registrant’s domestic subsidiaries (each, an “Obligor”) and secured by substantially all of the assets of the Registrant and each Obligor.

The Credit Facility contains customary affirmative and negative covenants, including, among other terms and conditions, limitations on the Company and each Obligor’s ability to: create, incur, guarantee or be liable for indebtedness (other than certain types of permitted indebtedness); dispose of assets outside the ordinary course (subject to certain exceptions); acquire, merge or consolidate with or into another person or entity (other than certain types of permitted acquisitions); create, incur or allow any lien on any of their respective properties (except for certain permitted liens); make investments or capital expenditures (other than certain types of investments or capital expenditures); or pay dividends or make distributions (each subject to certain limitations). In addition, the Credit Agreement provides for certain events of default such as nonpayment of principal and interest when due thereunder, breaches of representations and warranties, noncompliance with covenants, acts of insolvency and default on certain material contracts (subject to certain limitations and cure periods).

The Registrant intends to use any proceeds of the Credit Facility for working capital and other corporate purposes.

The above summaries of the material terms of the Revolving Credit Facility are not complete statements of the parties’ rights and obligations with respect to the transactions contemplated by the Credit Facility. The above statements are qualified in their entirety by reference to the Credit Facility.

Section 2 – Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Paul J. Pucino
Date: July 7, 2009		Paul J. Pucino,
Executive Vice President and Chief Financial Officer